Exhibit 10.34

CLASS D PROFITS INTEREST UNIT AGREEMENT

This Class D Profits Interest Unit Agreement (this “Agreement”), dated as of                      (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Partnership”), and                      (“Grantee”).

WHEREAS, the Company and the Partnership maintain the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8.7 of the Plan provides for the issuance of Profits Interest Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership; and

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Class D Profits Interest Units provided for herein (the “Award”) to Grantee as an inducement to enter into or remain in the service of the Company, the Partnership or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award. Pursuant to the Plan, in consideration of Grantee’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby issues to Grantee an award of                      Class D Profits Interest Units (the “Class D Units”) and (b) if not already a Partner, admits Grantee as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended from time to time, the “Partnership Agreement”). The Partnership and Grantee acknowledge and agree that the Class D Units are hereby issued to Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of Grantee becoming a Partner. Upon receipt of the Award, Grantee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, Grantee shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. Grantee acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) Profits Interest Units, including Class D Units, in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan and the Partnership Agreement.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a) “Base Units” means the number of Class D Units designated as Base Units on Exhibit A attached hereto.

(b) “Cause” means “Cause” as defined in Grantee’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Cause, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Cause, then “Cause” means (i) Grantee’s willful and continued failure to substantially perform his or her duties with the Company or its subsidiaries or affiliates (other than any such failure resulting from Grantee’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee, which demand specifically identifies the manner in which the Company believes that Grantee has not substantially performed his or her duties; (ii) Grantee’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates; (iii) Grantee’s conviction of, or entry by Grantee of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) a willful breach by Grantee of any fiduciary duty owed to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; (v) Grantee’s willful and gross misconduct in the performance of his or her duties that results in economic or other injury to the Company or its subsidiaries or affiliates; or (vi) a material breach by Grantee of any of his or her obligations under any agreement with the Company or its subsidiaries or affiliates after written notice is delivered to Grantee which specifically identifies such breach. For purposes of this provision, no act or failure to act on Grantee’s part will be considered “willful” unless it is done, or omitted to be done, by Grantee in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

(c) “Company TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share of Stock during the Performance Period due to the appreciation in the price per share of Stock plus dividends declared during the Performance Period, assuming dividends are reinvested in Stock on the date that they were paid (at a price equal to the closing price of the Stock on the applicable dividend payment date). The Company TSR Percentage shall be calculated in accordance with the total shareholder return calculation methodology used in the MSCI REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Stock); provided, however, that for purposes of calculating total shareholder return for any Performance Period, the initial share price shall equal the closing price of a share of Stock on the principal securities exchange on which such shares are then traded on the first day of the Performance Period, and the final share price as of any given date shall be equal to the Share Value.

(d) “Distribution Equivalent Units” means a number of Class D Units equal to the quotient obtained by dividing (x) the excess of (A) the value of all dividends paid by the Company during the Performance Period in respect of that number of shares of Stock equal to the number of Class D Units that become Performance Vested Base Units (or, solely for purposes of Section 5(b)(ii) below, the number of Pro Rata Performance Vested Units) as of the completion of the Performance Period, over (B) the amount of any distributions made by the Partnership pursuant to Section 5.1 and Section 19.2.B(ii) of the Partnership Agreement to Grantee during the Performance Period in respect of the Class D Units, plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Stock on the date that they were paid (at a price equal to the closing price of the Stock on the applicable dividend payment date), by (y) the Share Value as of last day of the Performance Period.

(e) “Good Reason” means “Good Reason” as defined in Grantee’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Good Reason, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Good Reason, then “Good Reason” means, without Grantee’s prior written consent, the relocation of the Company’s offices at which Grantee is principally employed (the “Principal Location”) to a location more than forty-five (45) miles from such location, or the Company’s requiring Grantee to be based at a location more than forty-five (45) miles from the Principal Location, except for required travel on Company business. Notwithstanding the foregoing, Grantee will not be deemed to have resigned for Good Reason unless (x) Grantee provides the Company with notice of the circumstances constituting Good Reason within sixty (60) days after the initial occurrence or existence of such circumstances, (y) the Company fails to correct the circumstance so identified within 30 days after the receipt of such notice (if capable of correction), and (z) the date of termination of Grantee’s employment occurs no later than one hundred eighty (180) days after the initial occurrence of the event constituting Good Reason.

(f) “MSCI REIT Index” means the total return version of the MSCI US REIT Index (currently known as the “RMS”), or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.

(g) “MSCI Index Relative Performance” means the Company TSR Percentage less the MSCI Index TSR Percentage, expressed in basis points.

(h) “MSCI Index TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the MSCI REIT Index during the Performance Period, calculated in a manner consistent with Section 2(c) above from publicly available information.

(i) “Performance Period” means the period set forth on Exhibit A attached hereto.

(j) “Performance Vesting Percentage” means a function of the MSCI Index Relative Performance during the Performance Period, and shall be determined as set forth on Exhibit A attached hereto.

(k) “Performance Vested Base Units” means the product of (i) the total number of Base Units, and (ii) the applicable Performance Vesting Percentage.

(l) “Performance Vested Units” means (x) the Performance Vested Base Units, plus (y) the Distribution Equivalent Units.

(m) “Qualifying Termination” means a termination of Grantee’s status as a Service Provider by reason of (i) Grantee’s death, (ii) a termination by the Company, the Partnership or any Subsidiary due to Grantee’s disability, (iii) a termination by the Company, the Partnership or any Subsidiary other than for Cause, or (iv) a termination by Grantee for Good Reason.

(n) “Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5 and the restrictions on sale or other transfer set forth in Section 3(b).

(o) “Retirement” means Grantee’s voluntary retirement from his or her service as an Employee or member of the Board at a time when Grantee has (i) attained at least fifty-five (55) years of age, and (ii) completed at least ten (10) Years of Service with the Company, the Partnership or a Subsidiary, provided that Grantee has provided the Company or the Partnership with at least twelve (12) months’ advance written notice of Grantee’s retirement. For avoidance of doubt, if Grantee’s status as a Service Provider terminates for any reason during such notice period, Grantee’s status as a Service Provider shall not be deemed to have terminated by reason of his or her Retirement for purposes of this Agreement.

(p) “Service Provider” means an Employee, Consultant or member of the Board. For purposes of this Agreement, a Grantee who is both an Employee and a member of the Board shall not cease to be a Service Provider unless and until his or her status as both an Employee and Board member has terminated. In addition, unless otherwise determined by the Committee, a Grantee shall not cease to be a Service Provider in the case of a termination of the Grantee’s employment or directorship where there is established a continuing consulting relationship between the Grantee and the Company, the Partnership or any Subsidiary.

(q) “Share Value,” as of any given date, means the average of the closing trading prices of a share of Stock on the principal exchange on which such shares are then traded for each trading day during the thirty (30) consecutive calendar days ending on such date; provided, however, that if the last day of the Performance Period is the date on which a Change in Control occurs, Share Value shall mean the price per share of Stock paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Committee, Share Value shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs.

(r) “Unvested Unit” means any Class D Unit (including any Performance Vested Base Unit) that has not become fully vested pursuant to Section 4 hereof and remains subject to the Restrictions. For the avoidance of doubt, as of the completion of the Performance Period, no Class D Unit that then constitutes a Distribution Equivalent Unit shall be an Unvested Unit.

(s) “Years of Service” means the aggregate period of time, expressed as a number of whole years and fractions thereof, during which Grantee was a member of the Board or served as an Employee in paid status.

3. Class D Units Subject to Partnership Agreement; Transfer Restrictions.

(a) The Award and the Class D Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including Class D Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or Class D Units shall take such Award or Class D Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or Class D Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b) Without the consent of the Partnership (which it may give or withhold in its sole discretion), Grantee shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Award attributable to such Unvested Units (or any securities into which such Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or of the Award to the Partnership or the Company.

4. Vesting.

(a) Performance Vesting. As soon as reasonably practicable following the completion of the Performance Period, the Committee shall determine the Company TSR Percentage, the MSCI Index TSR Percentage, the MSCI Index Relative Performance, the Performance Vesting Percentage, the number of Class D Units granted hereby that have become Performance Vested Base Units, the number of Distribution Equivalent Units and the number of Performance Vested Units, in each case as of the completion of the Performance Period. Any Class D Units granted hereby which have not become Performance Vested Units as of the completion of the Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and Grantee shall have no further right or interest in or with respect to such Class D Units.

(b) Time Vesting. Subject to Sections 4(c) and 5(b) below, following the completion of the Performance Period, the Restrictions set forth in Section 3(b) above and Section 5 below applicable to any outstanding Performance Vested Base Units (if any) shall lapse and such Performance Vested Base Units shall become fully vested in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to Grantee’s continued status as a Service Provider through each applicable vesting date. As of the date of the completion of the Performance Period, that number of Class D Units, if any, that constitute Distribution Equivalent Units as of the completion of the Performance Period shall thereupon vest in full.

(c) Change in Control. Notwithstanding the foregoing, upon the consummation of a Change in Control, the Restrictions set forth in Section 3(b) above and Section 5(a) below applicable to any outstanding Performance Vested Units (if any) (after taking into account any Class D Units that become Performance Vested Units in connection with such Change in Control) shall lapse and such Performance Vested Units shall vest in full as of the date of such Change in Control, subject to Grantee’s continued status as a Service Provider until at least immediately prior to such Change in Control.

5. Effect of Termination of Service.

(a) Termination of Service. Subject to Section 5(b)(i) and (ii) below, in the event of the termination of Grantee’s status as a Service Provider for any reason, any and all Unvested Units as of the date on which Grantee’s status as a Service Provider terminates (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically be cancelled and forfeited without payment of any consideration therefor, and Grantee shall have no further right or interest in or with respect to such Unvested Units. Except as set forth in Section 5(b)(i) and (ii) below, no Unvested Units and no portion of the Award attributable to Unvested Units as of the date on which Grantee’s status as a Service Provider terminates shall thereafter become vested.

(b) Qualifying Termination; Retirement.

(i) In the event that Grantee incurs a Qualifying Termination due to Grantee’s death or disability prior to the completion of the Performance Period, the Class D Units granted hereby shall remain outstanding and eligible to become Performance Vested Units in accordance with Section 4(a) above. In such event, following the completion of the Performance Period, the Restrictions set forth in Sections 3(b) and 5(a) above shall lapse with respect to the number of Class D Units that become Performance Vested Units in accordance with Section 4(a) above (if any) as of the completion of the Performance Period, and such Class D Units shall thereupon become fully vested. Any Class D Units that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and Grantee shall have no further right or interest in or with respect to such Class D Units.

(ii) In the event that Grantee incurs a Qualifying Termination due to a termination by the Company, the Partnership or any Subsidiary other than for Cause or by Grantee for Good Reason or in the event that Grantee ceases to be a Service Provider by reason of Grantee’s Retirement, in any case, prior to the completion of the Performance Period, the Class D Units granted hereby shall remain outstanding and eligible to become Performance Vested Units in accordance with Section 4(a) above. In such event, following the completion of the Performance Period, the Restrictions set forth in Sections 3(b) and 5(a) above shall lapse with respect to a number of Class D Units equal to the sum of (A) the product of (x) the number of Class D Units that become Performance Vested Base Units in accordance with Section 4(a) above (if any) as of the completion of the Performance Period, and (y) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through and including the date of Grantee’s Qualifying Termination or Retirement, as applicable, and the denominator of which is the number of days in the completed Performance Period (such number of Class D Units, the “Pro Rata Performance Vested Units”), plus (B) the Distribution Equivalent Units (calculated with respect to the Pro Rata Performance Vested Units), and such Class D Units shall thereupon become fully vested. Any Class D Units (including any Performance Vested Units) that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and Grantee shall have no further right or interest in or with respect to such Class D Units.

(iii) In the event that, following the completion of the Performance Period, Grantee incurs a Qualifying Termination or ceases to be a Service Provider by reason of his or her Retirement, the Restrictions set forth in Sections 3(b) and 5(a) above applicable to any outstanding Performance Vested Base Units (if any) shall lapse and such Performance Vested Units shall become fully vested upon such Qualifying Termination or Retirement, as applicable.

6. Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units and the portion of the Award attributable to the Unvested Units, or to effectuate the transfer or surrender of such Unvested Units and portion of the Award to the Partnership.

7. Determinations by Committee. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to Company TSR Percentage and MSCI Index TSR Percentage) shall be made by the Committee and shall be applied consistently and uniformly to all similar Awards granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Stock or Restricted Stock). In making such determinations, the Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons. In addition, the Committee, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Award (including, without limitation, the methodology for calculating Company TSR Percentage and MSCI Index TSR Percentage), other than the Performance Vesting Percentage, as necessary or desirable to account for events affecting the value of the Stock which, in the discretion of the Committee, are not considered indicative of Company performance, which may include events such as the issuance of new Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.

8. Covenants, Representations and Warranties. Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of Grantee and his or her spouse, if applicable, that:

(a) Investment. Grantee is holding the Award and the Class D Units for Grantee’s own account, and not for the account of any other Person. Grantee is holding the Award and the Class D Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Relation to Partnership. Grantee is presently an employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c) Access to Information. Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d) Registration. Grantee understands that the Class D Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class D Units cannot be transferred by Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class D Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e) Public Trading. None of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f) Tax Advice. The Partnership has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class D Units.

9. Capital Account. Grantee shall make no contribution of capital to the Partnership in connection with the Award and, as a result, Grantee’s Capital Account balance in the Partnership immediately after its receipt of the Class D Units shall be equal to zero, unless Grantee was a Partner in the Partnership prior to such issuance, in which case Grantee’s Capital Account balance shall not be increased as a result of its receipt of the Class D Units.

10. Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Class D Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 8.6 of the Partnership Agreement within two (2) years of the date of the issuance of such Class D Units.

11. Section 83(b) Election. Grantee covenants that Grantee’s shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Grantee’s residence) with respect to the Class D Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, Grantee and Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B. Grantee represents that Grantee has consulted any tax consultant(s) that Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Grantee acknowledges that it is Grantee’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Grantee requests that the Company or any representative of the Company make such filing on Grantee’s behalf. Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

12. Ownership Information. Grantee hereby covenants that so long as Grantee holds any Class D Units, at the request of the Partnership, Grantee shall disclose to the Partnership in writing such information relating to Grantee’s ownership of the Class D Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

13. Taxes. The Partnership and Grantee intend that (i) the Class D Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or Grantee as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class D Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement and based upon a “Fair Market Value” (as defined in the Partnership Agreement) equal to the trading price on the New York Stock Exchange of the common stock of the Company at the time of such adjustment. The Company or the Partnership may withhold from Grantee’s wages, or require Grantee to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class D Units.

14. Remedies. Grantee shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Class D Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Grantee agrees that the Partnership shall be entitled to obtain specific performance of the obligations of Grantee under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Grantee will not urge as a defense that there is an adequate remedy at law.

15. Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan and (iii) the Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

16. Restrictions on Public Sale by Grantee. To the extent not inconsistent with applicable law, Grantee agrees not to effect any sale or distribution of the Class D Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the up to 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the

Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, as the case may be).

17. Conformity to Securities Laws. Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Class D Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 18 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.

19. No Right to Continued Service. Nothing in this Agreement shall confer upon Grantee any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge Grantee at any time for any reason whatsoever, with or without cause.

20. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company or the Partnership.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or similar agreement between Grantee and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the Award and the Class D Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Award or the Class D Units. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 18 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 8 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of California.

(j) Notices. Any notice to be given by Grantee under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to Grantee shall be addressed to him or her at Grantee’s then current address on the books and records of the Company. By a notice given pursuant to this Section 20(j), either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Grantee shall, if Grantee is then deceased, be given to Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 20(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k) Spousal Consent. As a condition to the Partnership’s, the Company’s and their Subsidiaries’ obligations under this Agreement, the spouse of Grantee, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit C.

(l) Fractional Units. For purposes of this Agreement, any fractional Class D Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded to the nearest whole Class D Unit, as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of Class D Units that vest or become entitled to such distributions to exceed the total number of Class D Units set forth in Section 1 of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:
Name:	Michael F. Foust
Title:	Chief Executive Officer

DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership
By:	Digital Realty Trust, Inc., a Maryland corporation
Its:	General Partner

By:
Name:	Michael F. Foust
Title:	Chief Executive Officer

Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Exhibit A

Definitions, Vesting Schedule and Notice Address

Base Units

“Base Units “ means ______ Class D Units.

Performance Period

“Performance Period” means the period commencing on January 2, 2014 and ending on the earlier of (i) December 31, 2016 or (ii) the date on which a Change in Control occurs.

Performance Vesting Percentage

“Performance Vesting Percentage” means a function of the MSCI Index Relative Performance during the Performance Period, and shall be determined as set forth below:

	MSCI Index Relative Performance	Performance Vesting Percentage
	< 0 basis points	0%
“Threshold Level”	0 basis points	25%
“Target Level”	325 basis points	50%
“High Level”	≥ 650 basis points	100%

In the event that the MSCI Index Relative Performance falls between the Threshold Level and the Target Level, the Performance Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and Target Level Performance Vesting Percentages specified above; and in the event that the MSCI Index Relative Performance falls between the Target Level and the High Level, the Performance Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and High Level Performance Vesting Percentages specified above.

Time Vesting Schedule

Company Address

4 Embarcadero Center

Suite 3200

San Francisco, California 94111

Exhibit B

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Class D Profits Interest Units of Digital Realty Trust, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form next page) and make four (4) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•	It is advisable that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Digital Realty Trust, L.P.’s legal department for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1. The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year for which this election is being made, are:

NAME:	[Name of Taxpayer]	NAME	[Name of Spouse or N/A]

SSN:		SSN:
	[Taxpayer SSN]		[Spouse SSN]

ADDRESS:		ADDRESS:

TAXABLE YEAR: The taxable year with respect to which this election is made is the calendar year in which the property was transferred.

2. The property with respect to which the election is made consists of                     Class D Profits Interest Units (the “Units”) of Digital Realty Trust, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3. The date on which the above property was transferred to the undersigned was                     .

4. The above property is subject to the following restrictions: The Units are subject to cancellation and forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6. The amount paid for the above property by the undersigned was $0.

7. The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed, and the original will be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Date:

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc: Digital Realty Trust, L.P.

Exhibit C

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and approve the foregoing Class D Profits Interest Unit Agreement (the “Agreement”) and all exhibits thereto, the Partnership Agreement and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the profits interest units of Digital Realty Trust, LP. (the “Partnership”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me, the Partnership and the Digital Realty Trust, Inc.

Grant Date:
Doc Control:

By:
Print name:
Dated:

If applicable, you must print, complete and return this Consent of Spouse to

hrdirect@digitalrealty.com. Please only print and return this page.